EXHIBIT 10.1

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (this "Agreement") is entered into in Broward County, Florida as of November 17, 1999, among HBOA. COM, INC..( the "Buyer"), and PHILIP J. DAVIS ("Davis") and JOHN C. LEE ("Lee") ("Davis" and "Lee" shall sometimes be referred to individually as the "Seller" and collectively as the "Sellers").

                             Preliminary Statements
                             ----------------------

1.The Sellers collectively own 1,400,000 shares of common stock of Mizar
        Energy Corporation, a Colorado corporation (the "Company").

         B. The Sellers wish to sell 1,000,000 shares of the Company's common stock to the Buyer.

2. The Buyer desires to acquire from the Seller, and the Sellers desires to sell to the Buyer 1,000,000 shares of the Company's common stock (the "Shares") on the terms and subject to the conditions set forth in this Agreement.

                                    Agreement
                                    ---------

         In consideration of the preliminary statements and the respective covenants, representations and warranties contained in this Agreement, the parties agree as set forth below.

                                   ARTICLE   a.

                                   Definitions
                                   -----------

         Each term which is defined on Schedule 1 to this Agreement shall have the meaning ascribed thereto on Schedule 1.

                                   ARTICLE   b.

                        Purchase of Shares; Consideration
                        ---------------------------------

                  i.          Shares to be Purchased. On the terms and subject o
                           the conditions set forth herein, on the Closing Date, the Sellers shall sell, transfer, assign, convey and deliver to the Buyer, all of Sellers' right, title and interest in and to all of the Shares.


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                  ii.         Consideration. The aggregate purchase price for
                           all of the Shares shall be Seventy Five Thousand Dollars ($75,000) (the "Purchase Price"). The Buyer will give the Sellers an amount equal to Seventy Three Thousand Dollars ($73,0000) at the Closing by bank check or certified check.

         2.3 Security Deposit. On the date of the execution of this Agreement or within two (2) business days thereafter, the Buyer shall deliver to the Seller an amount equal to Three Thousand Dollar ($3,000) (the "Security Deposit"). This Security Deposit shall be the property of the Sellers and shall be deducted from the Purchase Price at the Closing (on the Closing Date ( as defined in Section 7.1) if the stock sale closes. If the stock sale fails to close due to any fault of the Sellers or because the Sellers breached any of their representations, warranties or covenants contained in this Agreement, the Sellers agree that they will refund the Security Deposit to the Buyer.

                                   ARTICLE   c.

                   Representations and Warranties of the Buyer
                   -------------------------------------------

         In order to induce the Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, as of the date hereof and as of the Closing Date, Buyer makes the representations and warranties set forth below to the Sellers.

                  i.          Organization. Buyer has all requisite right, power
                           and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.

                  ii.         Authorization; Enforceability. The execution,
                           delivery and performance of this Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated hereby are duly authorized. This Agreement and all other documents to be executed by the Buyer pursuant to this Agreement have been and will be duly authorized, executed and delivered by it, and constitute, and upon execution will constitute, the legal, valid and binding obligations of the Buyer, as applicable, enforceable against it in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

                  iii.        No Violation or Conflict. The execution, delivery
                           and performance of this Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated hereby: (a) do not

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                           and will not violate or conflict with any provision
                           of law or regulation, or any writ, order, judgment or decree of any court or governmental or regulatory authority, or any provision of the Buyer's Articles of Incorporation or Bylaws; and (b) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance, or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Buyer pursuant to any material instrument or agreement to which the Buyer is a party or by which the Buyer or any of their respective properties may be bound or affected.

                  iv.         Brokers. The Buyer has not employed any financial
                           advisor, broker or finder and has not incurred and will not incur any broker's, finder's, investment banking or similar fees, commissions or expenses, in connection with the transactions contemplated by this Agreement.

                  v.          Consents and Approvals. No consent, approval,
                           waiver or authorization of, or registration, qualification or filing with or notice to any federal, state or local governmental or regulatory authority is required to be made by the Buyer in connection with the execution, delivery or performance of this Agreement by the Buyer or the consummation by them of the transactions contemplated hereby.

         3.6 Representations and Warranties. The Buyer agrees to all of the representations and warranties contained in Schedule 3.6 attached hereto and incorporated herein by reference.

                                ARTICLE    d.

                  Representations and Warranties of the Sellers
                  ---------------------------------------------

         In order to induce the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, as of the date hereof and as of the Closing Date, the Sellers, jointly and severally, makes the representations and warranties set forth below to the Buyer.

                  i.          Ownership of Shares. Each Seller is the record and
                           beneficial owner of 500,000 Shares of the Company's common stock represented by the certificate numbers set forth on Scheduled 4.1 attached hereto (which Schedule will be completed on or before the Closing
                           Date). The Sellers represent and warrant that all of the Shares are free and clear of any and all security interests, encumbrances, and rights of any kind or nature whatsoever (collectively, the "Encumbrances"), and upon delivery of the Shares hereunder, the Buyer will acquire title

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                           thereto, free and clear of any and all Encumbrances.
                           Other than voting rights, redemption rights and such other rights conferred by applicable charter documents and by applicable law, there exist no Securities Rights (as defined herein) with respect to the Shares. All rights and powers to vote the Shares are held exclusively by the Sellers. All of the Shares are validly issued, fully paid and non-assessable, were not issued in violation of the terms of any agreement or other understanding, and were issued in compliance with all applicable federal and state securities or "blue sky" laws and regulations. The certificates representing the Shares to be delivered by the Sellers at the Closing are, and the signatures and endorsements thereof or stock powers relating thereto will be, valid and genuine. For the purposes of this section, "Securities Rights" means with respect to the Company's securities, any options, warrants, subscription rights, other rights, proxies, puts, calls demands, plans, commitments, agreements, understandings or arrangements of any kind relating to such securities (whether issued or unissued) or any other securities convertible into or exchangeable for an issuer's securities, and includes all written or unwritten contractual rights relating to the issuance, sale, assignment, transfer, purchase, redemption, conversion, exchange, registration or voting of such securities and all rights conferred by the Company's governing documents and by any applicable agreements.

                  ii.         Power and Authority: Enforceability. The Sellers
                           have all requisite right, power and authority to enter into this Agreement and each ancillary document to be entered into by them pursuant hereto and to sell, transfer and deliver the Shares owned by them to the Buyer and perform their obligations hereunder and thereunder, and this Agreement and each such ancillary document constitutes or, will upon execution thereof constitute, the legal, valid and binding obligation of the Sellers, enforceable against them in accordance with its terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

                  iii.        Organization of the Company. The Company is a
                           corporation duly organized, validly existing and in good standing under the laws of Colorado. To the knowledge of the Company and Sellers, neither the ownership nor the leasing of the Company's properties nor the conduct of its businesses requires the Company to qualify to transact business as a foreign corporation in any jurisdiction. The Company has all requisite right, power and authority to (a) own or

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                           lease and operate its properties and assets, (b)
                           conduct its business as presently conducted, and (c) engage in and consummate the transactions contemplated hereby.

                  iv.         Authorization; Enforceability. This Agreement and
                           all other documents to be executed and delivered by the Company or the Sellers pursuant to this Agreement have been and will be duly authorized, executed and delivered by them, as applicable, and constitute, and upon execution will constitute, the legal, valid and binding obligations of the Company and the Sellers, as applicable, enforceable against them, as applicable, in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

                  v.          No Violation or Conflict. The execution, delivery
                           and performance of this Agreement by the Company and the Sellers and the consummation by the Company and the Sellers of the transactions contemplated hereby:
                           (a) do not and will not violate or conflict with any provision of law or regulation, or any writ, order, judgment or decree of any court or governmental or regulatory authority, or any provision of the Company's Articles of Incorporation or Bylaws, or other organizational documents or any license, franchise or permit to which Sellers or the Company is a party or by which he is bound; and (b) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of Sellers or of the Company pursuant to any instrument or agreement to which the Sellers or the Company is a party or by which the Sellers or the Company or their respective properties or assets may be bound or affected, other than instruments or agreements as to which consent shall have been obtained or is in the process of being obtained at or prior to the Closing, each of which instruments or agreements is listed on Schedule
                           4.5 hereto.

                  vi.         Consents and Approvals. No consent, approval,
                           waiver or authorization of, or registration, qualification or filing with or notice to any federal, state or local governmental or regulatory authority, or any other Person, is required to be made by the Sellers or the Company in connection with the execution, delivery or performance of this Agreement by the Company or by the Sellers or the

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                           consummation by the Company or the Sellers of the
                           transactions contemplated hereby, except for the consents of governmental authorities set forth on
                           Schedule 4.20 and the consents of other persons to the assignment of the Material Agreements set forth on Schedule 4.28, all of which will be received or are in the process of being received or in the process of being received prior to the Closing.

                  vii.        Brokers. There are no financial advisors, brokers,
                           finders, investment banking or similar fees, commissions or expenses relating to this transaction.

                  viii.       Capitalization. As of the date of this Agreement,
                           the authorized capital stock of the Company consists solely of 25 million shares of common stock, of which 1,430,700 are issued and outstanding (the "Issued Shares"), and 10 million shares of preferred stock, of which none are issued and outstanding. All of the Issued Shares are free and clear of any and all Encumbrances (as defined in Section 4.1). Other than voting rights, redemption rights and such other rights conferred by applicable charter documents and by applicable law, there exist no Securities Rights (as defined in Section 4.1) with respect to the Issued Shares. All of the Issued Shares are validly issued, fully paid and non-assessable, were not issued in violation of the terms of any agreement or other understanding, and were issued in compliance with all applicable federal and state securities or "blue sky" laws and regulations.

                  ix.         Absence of Undisclosed Liabilities. The Company
                           has no debt, obligation or liability, absolute, fixed, contingent or otherwise, of any nature whatsoever, whether due or to become due, including any unasserted claim, whether incurred directly or by any predecessor thereto, and whether arising out of any act, omission, transaction, circumstance, sale of goods or services, state of facts or other condition which could have a material adverse effect on the Company's financial condition or results of operations, except: (i) those reflected or reserved against on the Company's unaudited financial statements for the third quarter ended September 30, 1999 in the amount shown therein, (ii) those that have arisen in the ordinary course of business of the Company after the date of the most recent Unaudited financial Statements through the Closing Date, none or which, individually or in the aggregate, has had or will have a Material Adverse Effect and (iii) those set forth in Schedule 4.9.


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                  x.          Subsidiaries and Investments. The Company has no
                           Investments. The Company has no Subsidiaries.

                  xi.         Financial Statements. True and complete copies of
                           the Company's audited financial statements for the fiscal year ended December 31, 1998 and the unaudited financial statements for the first quarter ended March 31, 19999, the second quarter ended June 30, 1999 and the third quarter ended September 30, 1999 (collectively, the "Financial Statements") have been delivered to the Buyer. The Financial Statements (i) were prepared in accordance with the books of account and other financial records of the Company, (ii) present fairly the financial condition and results of operations of the Company as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent with the past practices of the Company and
                           (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of the Company and the results of the operations of the Company, as of the dates thereof or the periods covered thereby (subject to normal recurring year end adjustments).

                  xii.        Conduct of Business. The Company has conducted its
                           businesses only in the ordinary and usual course consistent with past practices and there has not occurred any material adverse change in its condition (financial or otherwise), results of operations, properties, assets, liabilities, business or prospects. Without limiting the generality of the foregoing, except as disclosed on Schedule 4.12, since September 30, 1999, the Company has not:

                  (1)         declared or paid any dividends or other
                           distribution (whether in cash, stock or other property) with respect to its capital stock, or otherwise transferred or agreed to transfer any assets to any of its shareholders or Affiliates;

                  (2)         suffered any damage, destruction or loss, whether
                           or not covered by insurance, which has had or could have an adverse effect on any of its properties, assets, business or prospects;

                  (3)         voluntarily or involuntarily sold, transferred,
                           surrendered, abandoned or disposed of any of its assets or property rights (tangible or intangible), other than inventory and minor amounts of personal property, in the ordinary course of business consistent with past

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                           practices at a price equal to the greater of fair
                           market value or book value;

                  (4)         disclosed any proprietary or confidential
                           information to any third party;

                  (5)         granted or made any mortgage or pledge or
                           subjected itself or any of its properties or assets to any Encumbrance, except Permitted Encumbrances,

                  (6)         created, incurred or assumed any liability or
                           indebtedness, for borrowed money or entered into any capitalized lease obligations;

                  (7)      made or committed to make any capital expenditures;

                  (8)         applied any of its assets to the direct or
                           indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of Sellers or any Affiliate thereof or to the prepayment of any such amounts, or otherwise entered into or modified any arrangement with any Affiliate of the Company or Sellers;

                  (9)         written off the value of any inventory or any
                           accounts receivable or increased the reserves for obsolete, damaged, spoiled or otherwise not usable inventory or doubtful or uncollectible receivables;

                  (10)        granted any increase in the compensation payable
                           or to become payable to directors, officers or employees (including, without limitation, any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment or otherwise), other than merit increases to officers and employees (other than the Sellers and their Affiliates) in the ordinary course of business and consistent with past practices;

                  (11)        altered the manner of keeping its books, accounts
                           or records, or changed in any manner the accounting practices therein reflected;

                  (12)        accelerated or delayed collection of notes or
                           accounts receivable in advance of or beyond their regular dates or the dates when the same could have been collected in the ordinary course of business consistent with past practices;


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                  (13)        allowed its levels of inventory to vary in any
                           material respect from the levels customarily maintained;

                  (14)        experienced any other event or condition of any
                           character which has had or could have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities. properties, business or prospects of the Company, or on employee, customer or supplier relations;

                  (15)        engaged in or agreed to engage in any of the
                           transactions or occurrences which would be prohibited prior to the Closing; or

                  (16)        agreed, whether in writing or otherwise, to do any
                           of the foregoing.

                  xiii.       Compliance with Laws. The Company has conducted
                           its business in compliance with all federal, state, local and foreign laws, ordinances, regulations, judgments, rulings, orders and other requirements applicable to it, including without limitation those relating to (a) employment, safety and health, and
                           (b) environmental protection, building, zoning and land use. No governmental authority has asserted that the Company is not in compliance with any such laws, ordinances, regulations, judgments, rulings, orders and other requirements. The Company is not subject to any order, judgment or decree of any court or governmental authority. The Buyer will be furnished with true and correct copies of all reports of inspections of the Company's businesses and properties through the date hereof under all applicable federal, state, foreign and local laws and regulations. Except as set forth on Schedule 4.13, there has been no inspection of the Company's businesses and properties conducted by insurance companies, consultants, or any other Persons. All deficiencies noted in any such reports have been corrected.

                  xiv.        Litigation. Except as set forth on Schedule 4.14,
                           there are no actions, suits, investigations, claims or proceedings pending or, to the knowledge of the Company or the Sellers, threatened before any court, governmental or regulatory authority or arbitrator:
                           (a) affecting the Company (as plaintiff or defendant) which: (i) could, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, properties, assets, liabilities, business or prospects of the Company; or (ii) without limiting the generality of the foregoing (A) threatens to revoke, vary,


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                           modify or terminate any of the Governmental
                           Authorizations or to declare any of them invalid in any respect; (B) involves any of the Company intangible property; (C) involves any material claim against the Company under any warranty, whether express or implied, on products repaired, overhauls or services sold by the Company; (D) involves any material claim against the Company for injury to persons, animals or property suffered as a result of the sale, manufacture or distribution of any product or performance of any repairs, overhauls or services by the Company including, but not limited to, claims arising out of the defective or unsafe nature of its products or services; or (E) involves a claim for specific performance, injunctive relief or other equitable remedies; or (b) which questions the legality or propriety of the transactions contemplated by this Agreement; and there exist no facts or circumstances known to the Company or the Sellers creating a reasonable basis for the institution of any such action, suit, investigation, claim or proceeding described in clauses (a) or (b) above. No action, suit, investigation, claim or proceeding of the kind described in clauses (a) and
                           (b) above have been pending, settled or adjudicated during the three years preceding the date of this Agreement.

                  xv.         Title to and Condition of Personal Property. The
                           Company has, and will have at Closing, good, valid and marketable title to all of its Assets, including, without limitation, each item of equipment and other personal property, tangible and intangible(other than inventory disposed of in the ordinary course of business consistent with past practices to Persons other than the Sellers or Affiliates of the Company or the Sellers) and to each item of equipment and other personal property, tangible and intangible, acquired is free and clear of any Encumbrances whatsoever except for Permitted Encumbrances.
                           Schedule 4.15 will contain a detailed list as of the Closing Date of all machinery, equipment, vehicles, furniture and other personal property owned by the Company or used by the Company in the operation of its business. All tangible personal property owned by the Company or used by the Company in the operation of its business is in good operating condition and in a good state of maintenance and repair, ordinary wear and tear excepted. There are no properties or assets, tangible or intangible, owned by any Person other than the Company which are used in connection with the business of the Company.

                  xvi.        Real Property. Schedule 4.16 contains a copy of
                           any leases for Real Property and/or improvements thereon to which the Company

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                           is a party, guarantor or obligor. The Company does
                           not own any Real Property.

                  xvii.       Governmental Authorizations. Set forth on Schedule
                           4.17 is a list of all authorizations, consents, approvals, franchises, licenses and permits required under applicable law or regulation for the operation of the business of the Company as presently operated (the "Governmental Authorizations"). To the knowledge of the Sellers, all the Governmental Authorizations have been duly issued or obtained and are in full force and effect, and the Company is in compliance with the terms of all the Governmental Authorizations. Neither the Company nor the Sellers have any knowledge of any facts which could be expected to cause them to believe that the Governmental Authorizations will not be renewed by the appropriate governmental authorities in the ordinary course. To the knowledge of the Sellers, each of the Governmental Authorizations except as disclosed in Schedule 4.17 may be assigned and transferred to the Buyer in accordance with this Agreement and will continue in full force and effect thereafter, in each case without (i) the occurrence of any breach, default or forfeiture of rights thereunder, or (ii) the consent, approval, or act of, or the making of any filings with, any Person.

                  xviii.      Other Person Authorizations. Set forth on Schedule
                           4.18 is a list of all authorizations, consents, approvals, franchises, licenses and permits required by any Person for the operation of the business of the Company as presently operated (the "Other Person Authorizations"). To the knowledge of the Sellers, all of the Other Person Authorizations have been duly issued or obtained and are in full force and effect, and the Company is in compliance with the terms of all the Other Person Authorizations. The Sellers do not have any knowledge of any facts which could be expected to cause them to believe that the Other Person Authorizations will not be renewed by the appropriate Person in the ordinary course. To the knowledge of the Sellers, each of the Other Person Authorizations except as disclosed in Schedule 4.18 may be assigned and transferred to the Buyer in accordance with this Agreement and will continue in full force and effect thereafter, in each case without (i) the occurrence of any breach, default or forfeiture of rights thereunder, or (ii) the consent, approval, or act of, or the making of any filings with, any Person.

                  xix.        Insurance. Set forth on Schedule 4.19 is a list of
                           all insurance policies providing insurance coverage of any nature to the Company. The Company will deliver to the Buyer a true and complete copy of

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

                           all of the Company's insurance policies as amended. Such policies are sufficient for compliance by the Company with all requirements of law and all Material Agreements. All of such policies are in full force and effect and are valid and enforceable in accordance with their terms, and the Company has complied with all material terms and conditions of such policies, including the payment of premium payments. As set forth on Schedule 4.19, none of the insurance carriers has indicated to the Company an intention to cancel any such policy. The Company has no claim pending or anticipated against any of the insurance carriers tinder any of such policies and there has been no actual or alleged occurrence of any kind which may give rise to any such claim.

                  xx.         Labor Relations. None of the employees of the
                           Company is a member of any labor union, and the Company is not a party to, otherwise bound by or, to the Company's or the Sellers's knowledge, threatened, with any labor or collective bargaining agreement. None of the employees of the Company is known to be engaged in organizing any labor union or other employee group that is seeking recognition as a bargaining unit. Without limiting the generality of
                           Section 4.20, (i) no unfair labor practice complaints are pending or, to the Company's or the Sellers's knowledge, threatened against the Company, and (ii) no Person has made or threatened to make any claim, and to the Company's or the Sellers's knowledge, no Person has made any claim and there is no known basis for any material claim, against the Company under any statute, regulation or ordinance relating to employees or employment practices, including without limitation those relating to age, sex and racial discrimination, conditions of employment, and wages and hours.

                  xxi.        Employment Agreements and Employee Benefit Plans.
                              -------------------------------------------------

                  (1)         Employment Agreements. There are no employment,
                           consulting, severance or indemnification arrangements, agreements, or understandings between the Company and any officer, director, consultant or employee ("Employment Agreements"). The Company has no material unaccrued liability for any arrears of wages, bonuses or other employee benefits (including, without limitation, termination or severance pay, sick pay, personal days and holiday pay) for any of its employees.

                  (2)         Employee Benefit Plans. The Company does not have
                           any employment benefit plans.

                  xxii.       Tax Matter.
                              -----------

                           (1)         All federal, state, local and foreign Tax
                                    Returns and reports required to be filed with respect to the Company or its businesses or assets, including, without limitation, any consolidated federal income tax returns filed on behalf of the affiliated group (as defined in Section 1504(a) of the Code) of which the Company is a member, and any combined income tax return filed on behalf of a group of corporations of which the Company is a member, have been duly and timely filed as required, are true, correct and complete as filed, and reflect accurately all liability for Taxes for the periods to which such returns and documents relate, and all amounts showing as owing thereon have been paid. All Taxes upon the Company or upon its properties, assets, income or franchises which are due and payable, and all assessments and taxes upon any group of corporations of which the Company is a member or upon such group's properties, assets or income, through the Closing Date have been paid, except as reflected by accruals on the Closing Date balance sheet. The parties acknowledge that the federal income tax return for the final year ended on October 31, 1998, has not yet been filed.

                  (2)         All Taxes collectible or payable by the Company or
                           relating to or chargeable against any of its assets, revenues or income through the date of this Agreement were fully collected and paid by such date and all similar items collectible or payable through the Closing Date will have been fully collected and paid by that date. No taxation authority has audited the records of the Company or given notice of its intention to audit the records of the Company. No claims or deficiencies have been asserted against the Company with respect to any Taxes which have not been paid or otherwise satisfied and there exists no reasonable basis for the making of any such claims. The Company has not waived any restrictions on assessment or collection of Taxes or consented to the extension of any statute of limitations relating to taxation. All state sales taxes due and owing to the State of Florida have been paid.

                  xxiii.   Material Agreements.
                           --------------------

                           (1)          Schedule 4.23 sets forth a brief
                                    description of all material written and oral contracts or agreements to which the Company is a party or by which the Company or any of its assets or properties is bound or affected, including without limitation any:

                           (a)          contract resulting in a commitment for
                                    expenditure or other obligation, or which provides for the receipt or potential receipt, involving in excess of $1,000 in any instance, or series of related contracts that in the aggregate give rise to rights or obligations exceeding such amount;

                           (b)          indenture, mortgage, promissory note,
                                    loan agreement, guarantee or other agreement or commitment for the borrowing or lending of money or encumbrance of assets;

                           (c)          agreement which restricts the Company
                                    from engaging in any line of business or from competing with any other Person;

                           (d)          agreement or arrangement for the sale or
                                    lease of any of the assets, property or
                                    rights of the Company outside the ordinary course of business or requiring the consent of any party to the transfer and assignment of any assets, property and rights;

                           (e)          agreement relating to any Intangible
                                    Property, including confidentiality or
                                    secrecy agreements;

                           (f)          agreement relating to the development,
                                    manufacture, distribution or sale of any products or products under development by the Company;

                           (g)          warranties made with respect to products
                                    manufactured, packaged, distributed or sold by the Company;

                           (h)          contract for the purchase or lease by
                                    the Company of goods, equipment, supplies or capital assets or the performance by others of services which the Company reasonably anticipates will involve the payment by the Company of more than $1,000 after the date hereof or which extends beyond

                                    November 18, 1999 or contract for the
                                    purchase by the Company of raw materials which the Company reasonably anticipates will involve the payment by the Company of more than $1,000 after the date hereof or which extends beyond November 18, 1999;

                           (i)          contract for the sale of products of the
                                    Company which the Company reasonably
                                    anticipates will involve the payment of more than $1,000 after the date hereof or which extends beyond November 18, 1999;

                           (j)          consignment, distributor, dealer,
                                    manufacturers representative or sales agency contract which the Company reasonably anticipates will involve the payment of more than $1,000 after the date hereof or which extends beyond November 18, 1999 or advertising representative, advertising or public relations contract which the Company reasonably anticipates will involve the payment of more than $1,000 after the date hereof or which extends beyond November 18, 1999;

                           (k)           agreement, contract or arrangement with
                                    any Affiliates of the Company or Sellers; or

                           (l)          any other contract, agreement,
                                    instrument, arrangement or commitment that is material to the condition (financial or otherwise), results of operations, assets, properties, liabilities, business or prospects of the Company (collectively, and together with the Employment Agreements, Plans and all other agreements required to be disclosed on any Schedule to this Agreement, the "Material Agreements"). The Company has previously furnished to the Buyer true, complete and correct copies of all written agreements, as amended, required to be listed on Schedule 4.25.

                  (2)         To the knowledge of the Company and Sellers, each
                           of the Material Agreements are each in full force and effect and are the valid and legally binding obligations of the Company and enforceable in accordance with their respective terms, subject only to bankruptcy, insolvency or similar laws affecting the rights of creditors generally and to general equitable principles. Neither the Company nor the Sellers have received notice of default by the Company under any of the Material Agreements, and the Company is not in default under any of the Material Agreements and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default by the Company thereunder. To the Company and the Sellers's knowledge, none of the other parties to the Material Agreements is in default thereunder, nor has an event occurred which, with the passage of time or the giving of notice or both, would constitute a default by such other party thereunder. Neither the Company nor the Sellers have received notice of the pending or threatened cancellation, revocation or termination of any of the Material Agreements, nor are any of them aware of any facts or circumstances which could reasonably be expected to lead to any such cancellation, revocation or termination.

                  (3)         Except as otherwise indicated on Schedule 4.25, to
                           the knowledge of the Company and Sellers, each of the Material Agreements may survive the transfer to the Buyer pursuant to this Agreement and will continue in full force and effect under the current terms thereof, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any right thereunder and without the consent, approval or act of, or the making of any filing with any Person.

                  xxiv.       Related Parties. Except as disclosed on Schedule
                           4.24, none of the Sellers nor any current director, officer of the Company, or person who has resided at the same address of any of such persons at any time greater than thirty (30) days in the aggregate during the past twenty-four (24) months (individually a "Relate Party" and collectively the "Related Parties") or any Affiliate thereof: (a) owns, directly or indirectly, any interest in any Person which is a competitor, potential competitor, supplier or customer of the Company; (b) owns, directly or Indirectly, in whole or in part, any property, asset or right, real, personal or mixed, tangible or intangible (including, but not limited to, any of the Intangible Property) which is utilized by or in connection with the business of the Company; (c) is a customer or supplier of the Company; or (d) directly or indirectly has an interest in or is a party to any contract, agreement, lease, arrangement or understanding, whether or not in writing, pertaining or relating to the Company, except for employment, consulting or other personal service agreements which are listed on Schedule 4.26 hereto.

                  xxv.        Absence of Certain Business Practices. None of the
                           Sellers, any Related Party, any Affiliate of the Sellers or of any Related Party, any agent of the Company, or any other Person acting on behalf of or associated with the Company, acting alone or together, has: (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, employee or agent of any customer or supplier, official or employee of any government (domestic or foreign) or other Person; or
                           (b) directly or indirectly, given or agreed to give any money, gift or similar benefit to any customer, supplier, employee or agent of any customer or supplier, official or employee of any government (domestic or foreign), or any political party or candidate for office (domestic or foreign) or other Person who was, is or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which (i) may subject the Company to any material damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, may have had a material adverse effect on the assets, business, operations or prospects of the Company or (iii) if not continued in the future, may materially adversely affect the assets, business, operations or prospects of the Company.

                  xxvi.       Environmental Matters. The Sellers represent and
                           warrant that no property owned, leased, used or occupied by the Company currently or in the past has been used by the Company or any other Person to manufacture, treat, store, or dispose of any hazardous substance or any other regulated material, and such property is free of all such substances and materials. Without limiting the generality of Section 4.13, the Sellers and the Company, are in compliance with all laws, regulations and other federal, state or local governmental requirements, and all applicable judgments, orders, writs, notices, decrees, permits, licenses, approvals, consents or injunctions relating to the generation, management, handling, transportation, treatment, disposal, storage, delivery, discharge, release or emission of any waste, pollutant or toxic, hazardous or other regulated substance (including, without limitation, asbestos, radioactive material and pesticides and the keeping and posting of all Material Safety Data Sheets and waste manifests) or to any other actions, omissions or conditions affecting the environment (the "Environmental Laws"). Without limiting the generality of Section 4.15, the Company has not received any complaint, notice, order, or citation of any actual or alleged noncompliance with any Environmental Law, and there is no proceeding, suit or investigation pending or, to the Sellers's knowledge, threatened against the Company with respect to any violation or alleged violation of the Environmental Laws, and there is no reasonable basis for the institution of any such proceeding, suit or investigation.

                  xxvii.      Certain Claims; Business Generally. There are no
                           claims existing or, to the best of the Company's and the Sellers's knowledge, threatened under or pursuant to any warranty, whether express or implied, on products or services sold by the Company. To the knowledge of the Company and the Sellers, there are no claims existing and there is no basis for any claim against the Company for injury to persons, animals or property as a result of the sale, distribution or manufacture of any product or performance of any service by the Company including, but not limited to claims arising out of the defective or unsafe nature of its products or services.

                  xxviii.     Disclosure. No representation or warranty of the
                           Company or the Sellers contained in this Agreement, and no statement, notice, certificate or other document furnished by or on behalf of the Sellers or the Company, the Buyer or their agents pursuant hereto or in connection with the transactions contemplated hereby, to the knowledge of the Company and the Sellers, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or omits or will omit to state a material fact necessary in order to provide a prospective purchaser of the Company with full and proper information as to the business, assets, prospects, financial condition or results of operations of the Company.

                                   ARTICLE   e.

                               Certain Agreements
                               ------------------

                  i.          Preserve, Accuracy of Representations and
                           Warranties. Each of the parties hereto shall refrain from taking any action which would render any representation or warranty contained in this Agreement inaccurate as of the Closing Date.

                  ii.         Consents of Third Parties; Governmental Approvals.
                              --------------------------------------------------

                           (1)          The Buyer and the Sellers will act
                                    diligently and reasonably to secure, after the Closing Date, the consent, approval or waiver, in form and substance reasonably satisfactory to the Buyer from any party to any Material Agreement required to be obtained to satisfy the conditions set forth in this Agreement.

                           (2)          During the period prior to and after the
                                    Closing Date, the parties shall act
                                    diligently and reasonably, and shall
                                    cooperate with each other, to secure any consents and approvals of any Person required to be obtained by them in order to permit the consummation of the transactions contemplated by this Agreement, or to otherwise satisfy the conditions set forth in Section 7.2; provide that the Company shall not make any agreement or understanding affecting the Company as a condition for obtaining any such consents or approvals except with the prior written consent of the Buyer (which consent shall not be unreasonably withheld).

                  iii.        Operations Prior to the Closing Date. The Company
                           will operate and carry on its business only in the ordinary course and substantially as presently operated. Consistent with the foregoing, the Company will (i) keep and maintained the Company's assets in good operating condition and repair and (ii) use its reasonable efforts consistent with good business practice to preserve the goodwill of the Securities and Exchange Commission ("SEC"), the National Association of Securities Dealers ("NASD"), suppliers, contractors, licensors, employees, customers, distributors and others having business relations with it. The Sellers shall use all reasonable efforts, consistent with past practices, to promote the Company's business and to maintain the reputation associated with the Company's business, and shall not take or omit to take any action which causes, or which is likely to cause, any deterioration of the Company's present business or relationships with the SEC or the NASD.

                  iv.         Investigation. The representations, warranties and
                           covenants set forth in this Agreement shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties and covenants were made. All statements contained herein or in any schedule, certificate, exhibit, list or other document delivered pursuant hereto shall be deemed to be representations and warranties for purposes of this Agreement. No representation, warranty, covenant or agreement of an), party shall limit the generality of any other representation, warranty, covenant or agreement of such party.

                  v.          Notification. Each party to this Agreement shall
                           promptly notify the other parties in writing of the occurrence, or threatened occurrence, of (i) any event that, with the lapse of time or notice or both, would constitute a breach of this Agreement by such party; (ii) any event that would cause any representation or warranty made by such party in this Agreement to be false or misleading in any respect; and (iii) any event which would have been required to be disclosed herein had such event occurred on or prior to the date of this Agreement. Each party shall promptly notify the other of any action, suit or proceeding that is instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement. The Sellers shall promptly notify the Buyer of any lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced against the Company or which should have been listed in any Schedule hereto if such lawsuit, claim, proceeding or investigation had arisen prior to the date hereof. The updating of any schedule pursuant to this Section
                           5.5 shall not be deemed to release any party for the breach of any representation, warranty or covenant hereunder or of any other liability arising hereunder.

                  vi.         Reasonable Efforts. Subject to the terms and
                           conditions of this Agreement, each of the parties shall use its diligent and reasonable efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions, that are within its control to cause to be fulfilled: (i) those conditions precedent to its obligations to consummate the transactions contemplated hereby; and (ii) those actions upon which the conditions precedent to the other party's obligations to consummate this Agreement are dependent.


                                   ARTICLE    f.

                              Additional Agreements
                              ---------------------

                  i.          Certain Tax Returns and Indemnity. Any Tax
                           (including, without limitation income tax, a sales Tax, use Tax or documentary stamp Tax) directly attributable to the sale or transfer of the Shares shall be paid by the Sellers. The Buyer and the Company agree to timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or make a report with respect to, such Taxes.

                  ii.          Survival. The representations and warranties of
                           the parties hereto contained in this Agreement or in any exhibit or schedule to this Agreement shall survive the Closing Date for five (5) years.

                  iii.        Indemnification.
                              ----------------

                  (1) By the Seller. Subject to the limitations set forth in Section 6.3(d), the Seller agree, jointly and severally, to indemnify and hold harmless the Buyer and their respective directors, officers, employees and agents from, against and in respect of, the full amount of any and all liabilities, damages, claims, deficiencies, fines, assessments, losses, taxes, penalties, interest, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel (collectively, the "Losses"), arising from, relating to, caused from (whether in whole or in part), in connection with, or incident to:

                           (a)          any breach, inaccuracy or violation of
                                    any of the representations, warranties,
                                    covenants or agreements of the Company or the Seller contained in this Agreement, in any schedule or exhibit to this Agreement or in any document or certificate delivered by them at or prior to the Closing;

                           (b)          any and all loss or liability, including
                                    the costs and expenses of prosecution or defense incurred by the Buyer as a consequence of or relating to any claims and/or litigation relating to the Shares or any other matters before the Closing;

                           (c)          any and all Taxes, due or claimed to be
                                    due (including, without limitation, Taxes on properties, income, franchises, licenses, sales, services and payrolls) by any federal, state, local and foreign authority applicable to the Company and/or the Shares in respect of or attributable to any and all periods ending on or before the Closing Date; and

                           (d)          any and all actions, suits, proceedings,
                                    demands, assessments or judgments, costs and expenses incidental to any of the foregoing.

                  (2)         By the Buyer. Subject to the limitations set forth
                           in Section 6.4(d), the Buyer agrees to indemnify and hold harmless the Sellers from, against and in respect of, the full amount of any and all Losses arising from, in connection with, or incident to:

                           (a)          any breach, inaccuracy or violation of
                                    any of the representations, warranties,
                                    covenants or agreements of the Buyer
                                    contained in this Agreement, in any schedule or exhibit to this Agreement or in any document or certificate delivered by the Buyer at or prior to the Closing;

                           (b)          any and all actions, suits, proceedings,
                                    demands, assessments or judgments, costs and expenses incidental to any of the foregoing.

                           (3)          Indemnity Procedure. A party or parties
                                    responsible for indemnifying another party against any matter pursuant to this Agreement is referred to herein as the "Indemnifying Party" and a party or parties entitled to indemnity is referred to as the "Indemnified Party."

         An Indemnified Party under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to each Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement within 60 business days of the receipt of any written claim from any such third party, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to each Indemnifying Party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced.

         As to any claim, action, suit or proceeding by a third party, the Indemnifying Party shall be entitled, together with the Indemnified Party, to participate in the defense, compromise or settlement of any such matter through the Indemnifying Party's own attorneys and at its own expense. The Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to such matter; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof, it being understood that the Indemnified Party shall control any such defense, all at the Indemnifying Party's expense. The Indemnifying Party shall pay all reasonable photocopying and reproduction charges for any photocopies or reproductions required.

         An Indemnifying Party shall not make any settlement of any claims without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing, it shall not be deemed unreasonable to withhold consent to a settlement involving injunctive or other equitable relief against the Indemnified Party or its assets, employees or business.

         With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earliest to occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five days prior to the date that the judgment creditor has the right to execute the judgment or if earlier the date that the Indemnified Party must post any bond with respect to any judgment or other judicial ruling; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; (iii) a settlement of the claim; or (iv) with respect to indemnities for Tax liabilities, upon the issuance of any resolution by a taxation authority. Notwithstanding the foregoing, expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.

                           (4)          Limitation. No party shall have any
                                    obligation under the indemnification
                                    provisions set forth in Sections 6.3(a) or 6.3(b) until the aggregate of all claims for which such party is responsible under such indemnification provisions with respect to any breach of a representation or warranty exceeds $1,000 provided, however, that if any party is responsible for indemnification hereunder for any amount in excess of such amount, then such amount shall not be deemed applicable and such party shall be responsible to fully indemnify the other party for all such claims.

                           (5)          Indemnification Payments Net of Taxes.
                                    All sums payable by an Indemnifying Party as indemnification under this Section 6.4 shall be paid free and clear of all deductions or withholdings (including any taxes or governmental charges of any nature) unless the deduction or withholding is required by law, in which event or in the event the Indemnified Party shall incur any liability for tax chargeable or assessable in respect of any such payment, the Indemnifying Party shall pay such additional amounts as shall be required to cause the net amount received by the Indemnified Party to equal the full amount which would otherwise have been received by it had no such deduction or withholding been made or no such liability for taxes been incurred.

                           (6)          Set-Off. The Buyer shall be entitled, at
                                    its discretion and in addition to any other rights and remedies they may have in law and in equity, to set off at any time and from time to time, the amount of any losses against any obligations of the Buyer to the Company or Seller under this Agreement or under any of the agreements entered into pursuant hereto.

                           iv.          Exclusive Dealing with the Buyer. From
                                    the date hereof to the Closing Date (or the earlier termination of this Agreement in accordance with its terms) Sellers shall not, directly or indirectly, solicit or initiate discussions or negotiations with, or enter into any agreement with any person or entity (other than the Buyer) concerning any of the transactions contemplated hereby, except as required to effect the consummation of the transactions contemplated herein. The Sellers also agree that they will not sell, transfer or dispose of any shares of the Company's common stock until the Closing Date (or the date on which this Agreement is terminated), whichever is earlier.

                           v.           Lock-Up Agreements. After the Closing
                                    Date, each Seller will own 200,000 shares of the Company's common stock or 400,0000 shares will be owned collectively by the Sellers (such shares shall be referred to as the "Remaining Shares") Each Seller agrees that beginning on the Closing Date and for a period of nine months thereafter( the "Lock-up Period"), the Remaining Shares will be subject to a lock-up agreement. The lock-up agreement will provide that during the Lock-Up Period, the Sellers can collectively sell 133,000 shares of the Company's common stock per quarter. Notwithstanding the foregoing, the Buyer may agree to release the Sellers from their lock-up agreements at any time.

                           vi.          Access and Inspection. Each party hereto
                                    has allowed and shall allow the other
                                    parties ( as applicable) and their
                                    authorized representatives full access
                                    during normal business hours from and after the date hereof and prior to the Closing Date to all of the properties, books, contracts, commitments and records of the Company for the purpose of making such investigations as any party may reasonably request in connection with the transactions contemplated hereby, and shall furnish such party such information concerning its affairs as that party may reasonably request.

                           vii.         Confidential Treatment of Information.
                                    From and after the date hereof, the parties hereto shall and shall cause their representatives to hold in confidence this Agreement (including the Exhibits and Schedules hereto), all matters relating hereto and all data and information obtained with respect to the other parties or their business, except such data or information as is published or is a matter of public record, or as compelled by legal process. In the event this Agreement is terminated pursuant to the terms contained herein, each party shall promptly return to the other(s) any statements, documents, schedules, exhibits or other written information obtained from them in connection with this Agreement, and shall not retain any copies thereof.

                           viii.        Publicity. The parties agree to
                                    reasonably cooperate in issuing any press release or other public announcement or Making any governmental filing concerning this Agreement or the transactions contemplated hereby. Nothing contained herein shall prevent any party from at any time furnishing any information to any governmental authority which it is by law or otherwise so obligated to disclose or from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations under applicable law.

                                  ARTICLE   g.

                    Closing Conditions Precedent; Termination
                    -----------------------------------------

                           i.           Closing. The consummation of the sale
                                    and purchase and the transfers and
                                    deliveries to be made pursuant to this
                                    Agreement (the "Closing") shall take place at 2:00 p.m. local time (but shall be deemed to have occurred at 12:01 a.m. local time) at the offices of English, McCaughan & O'Bryan, P.A., on March 31, 2000 (the "Closing Date"), or at such other place, time or date as may be agreed to by the parties, unless extended by either party for a sixty (60) day period. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

                           (1)          At the Closing, the Company and the
                                    Sellers shall deliver to the Buyer:

                  (i) Stock certificates for of the shares of capital stock of Mizar being surrendered hereunder, duly endorsed or with stock powers attached in blank.

                  (ii) All corporate records of Mizar, including without limitation corporate minute books, stock books, stock transfer books, corporate seals, financial statements, financial records (including the general ledger) and such other corporate books and records as may reasonably be requested by the Buyer and its counsel.

                  (iii) Copy of the Articles of Incorporation of the Company certified as of a recent date by the Secretary of State of Colorado and a copy of the by-laws of the Company certified on the Closing Date by the secretary or an assistant secretary of the Company;

                  (iv) Certificate of good standing of the Company issued as of a recent date by the Secretary of State of Colorado;

                  (v) Incumbency certificates, duly executed and dated the Closing Date, with respect to the officers of the Company executing this Agreement;

                  (vi) Copies of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, certified by the secretary or an assistant secretary of the Company as of the Closing Date;

                  (vii) Executed Resignations of the officers and directors of the Company as of the Closing Date;

                  (viii) Such other assignments and other instruments of transfer or conveyance as the Buyer may reasonably request or as may be otherwise necessary to evidence and effect the sale, assignment, transfer, conveyance and delivery of the Shares to the Buyer; and

                  (ix) a Certficate signed by the Sellers as described by
                  Section 7.2(e) of this Agreement.

In addition to the above deliveries, the Company and the Sellers shall take all steps and actions as the Buyer may reasonably request or as may otherwise be necessary to put the Buyer in actual possession or control of the Shares.

                           (2)          At the Closing, the Buyer shall deliver
                                    to the Company and/or the Sellers:

                                    (a)           A bank or cashier's check for
                                          the amount of Seventy Two Thousand
                                          Dollars ($72,000.00);

                                    (b)      Copies of the Articles of
                                          Incorporation of the Buyer or its
                                          assignee;

                                    (c)      Certificates of good standing of
                                          the Buyer issued as of a recent date
                                          by the Secretary of State of the State
                                          of Florida, if applicable;

                                    (d)      Incumbency certificates, duly
                                          executed and dated the Closing Date,
                                          with respect to the officers of the
                                          Buyer executing this Agreement, if
                                          applicable;

                                    (e)      Copies of the resolutions of Boards
                                          of Directors of the Buyer authorizing
                                          the execution, delivery and
                                          performance of this Agreement and the
                                          transactions contemplated hereby,
                                          certified by the secretary or an
                                          assistant secretary of the Buyer, as
                                          of the Closing Date, if applicable;
                                          and

                                    (f)      The certificate contemplated in
                                          Section 7.3(c), duly executed by the
                                          duly authorized officers of the Buyer.

                  ii.         Conditions Precedent to the Obligations of the
                           Buyer. The obligations of the Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions, unless waived by the Buyer:

                           (1)          Representations and Warranties True. The
                                    representations and warranties of the
                                    Company and the Sellers contained in this Agreement and in any certificate or other document delivered pursuant to this Agreement shall be true and correct in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true and correct in all respects) as of the Closing Date with the same force and effect as though made on and as of such date.

                           (2)          Covenants Performed. All of the terms,
                                    covenants and conditions of this Agreement to be performed or complied with by the Company or the Sellers on or prior to the Closing Date shall have been duly performed or complied with in all respects.

                           (3)          No Material Adverse Change. There shall
                                    not have occurred any event or condition of any character which has adversely affected or may adversely affect in any material respect the Buyer's ability to operate the business of the Company as such business is currently being operated, and no event or condition shall have occurred which has adversely affected or may adversely affect in any material respect the Purchased Assets or the condition financial or otherwise) of the Company or the Company's assets, liabilities, earnings, book value, business, Operations or prospects.

                           (4)          Consents. The Sellers and the Company
                                    shall have obtained all authorizations
                                    consents and approvals of Persons reasonably necessary or desirable to consummate the transactions contemplated by this Agreement, each of which shall have been obtained without the imposition of any adverse terms or condition.

                           (5)          Company's and Sellers's Certificate. The
                                    Company and the Sellers shall have delivered to the Buyer a certificate executed by the President of the Company and the Sellers, dated the Closing Date, certifying in such detail as the Buyer may reasonably request, that the conditions specified in Sections 7.2(a), (b) and (c) above have been fulfilled and as to such other matters as the Buyer may reasonably request.

                  (f) Listing on OTC Bulletin Board. The Company's common stock shall have been approved for listing on the OTC Bulletin Board. In connection with obtaining a listing on the OTC Bulletin Board, the Company intends to sell approximately 1 to 2 million shares of its common stock in a private offering. If the NASD notifies the Buyer and the Sellers that the Company's common stock will not be listed on the OTC Bulletin Board, the Buyer shall have thirty (30) days to decide if it wishes to waive this condition precedent to Closing and shall inform the Buyer of its decision within said time period.

                  (g) Governmental Consents. All consents and approvals required by governmental authorities for the consummation of the transactions contemplated by this Agreement shall have been obtained or shall be in the process of being obtained. To the best of the Sellers and the Company's knowledge, all of such consents and approvals shall have been obtained or will be obtained without the imposition of any conditions which would adversely affect the Buyer or the Company.

                  (h) No Litigation. No litigation, arbitration or other proceeding shall be pending or, to the knowledge of the parties, threatened by or before any court, arbitration panel or governmental authority; no law or regulation shall have been enacted after the date of this Agreement; and no judicial or administrative decision shall have been rendered; in each case, which enjoins, prohibits or materially restricts, or seeks to enjoin, prohibit or materially restrict, the consummation of the transactions contemplated by this Agreement.

                  (i) Company's Financial Condition. The Company shall have cash balances equal to am amount greater than $500 and less than $700 and total liabilities shall not exceed $0 on the Closing Date.

                  (j) Deliveries. Each of the items specified in Section 7.l(a) shall have been executed and/or delivered, as applicable, to the Buyer.

                                    iii.     Conditions Precedent to the
                                          Obligations of the Sellers. The
                                          obligations of the Sellers to
                                          consummate the transactions
                                          contemplated by this Agreement are
                                          subject to the satisfaction at or
                                          prior to the Closing of the following
                                          conditions.

                               (1)      Representations and Warranties True. The
                                    representations and warranties of the Buyer contained in this Agreement or in any certificate or other document delivered pursuant to this Agreement shall be true and correct in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true and correct in all respects) as of the Closing Date with the same force and effect as though made on and as of such date.

                               (2)      Covenants Performed. The terms,
                                    covenants and conditions of this Agreement to be performed or complied with by the Buyer on or prior to the Closing Date shall have been duly performed or complied with in all respects.

                               (3)      The Buyer's Certificate. The Buyer shall
                                    have delivered to the Sellers a certificate executed by its President, dated the Closing Date, certifying in such detail as the Company may reasonably request, that the conditions specified in Sections 7.3(a) and
                                    (b) above have been fulfilled.

                           (4)          No Litigation. No litigation,
                                    arbitration or other proceeding shall be pending or, to the knowledge of parties, threatened by or before any court, arbitration panel or governmental authority; no law or regulation shall have been enacted after the date of this Agreement; and no judicial or administrative decision shall have been rendered; in each case, which enjoins, prohibits or materially restricts, or seeks to enjoin, prohibit or materially restrict, the consummation of the transactions contemplated by this Agreement.

                           (5)          Deliveries. Each of the items specified
                                    in Section 7.l(b) shall have been executed and/or delivered, as applicable, to the Company and/or the Sellers.

                           iv.          Termination. Anything contained in this
                                    Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

                           (1)          by the mutual consent of the Sellers and
                                    the Buyer;

                           (2)          by the Buyer if it is not satisfied with
                                    investigation of the Company's business and financial condition;

                           (3)          by the Buyer in the event of any
                                    material breach by the Sellers of any of their respective agreements, representations or warranties contained herein and the failure of the Sellers to cure such breach within 14 days after receipt of notice from the Buyer requesting such breach to be cured; or

                           (4)          by the Sellers in the event of any
                                    material breach by the Buyer of any of the Buyer's agreements, representations or warranties contained herein and the failure of the Buyer to cure such breach within 14 days after receipt of notice from the Company requesting such breach to be cured.

                                    v.            Notice of Termination. Any
                                             party desiring to terminate this
                                             Agreement pursuant to Section 7.4
                                             shall give notice of such
                                             termination to the other parties to
                                             this Agreement.

                                    vi.           Effect of Termination. In the
                                             event that this Agreement shall be
                                             terminated pursuant to Section 7.4,
                                             all further obligations of the
                                             parties under this Agreement shall
                                             be terminated without further
                                             liability of any party to the
                                             other, provided that nothing herein
                                             shall relieve any party from
                                             liability for its breach or
                                             violation of this Agreement.
                                             Without limiting the generality of
                                             any other provision herein, the
                                             terms of Sections 8.10 through 8.12
                                             and 8.16 hereof shall survive any
                                             such termination.

                                  ARTICLE   h.

                                  Miscellaneous

                           i.           Notices. Any notice, request, demand or
                                    other communication required or permitted under this Agreement shall be in writing and shall be delivered personally or sent by prepaid overnight courier for next business day delivery to the parties at the addresses set forth below their names below (or at such other addresses as shall be specified by the parties by like notice).

         If to the Buyer:
         ----------------

         HBOA.COM, INC.
         5200 NW 33rd Ave. Suite 215
         Ft. Lauderdale, FL 33309

         With a copy to:
         ---------------

                  English, McCaughan & O'Bryan, P.A.
                  Attn:  Laura M. Holm, Esq.
                  100 N. E. Third Avenue, Suite 1100
                  Fort Lauderdale, FL  33301
                  Telephone:  (954) 462-3300

         If to the Sellers:
         ------------------

         Philip J. Davis
         John C. Lee

         c/o Mizer Energy Company

         Such notices, demands, claims and other communications shall be deemed given when actually received or in the case of delivery by overnight service with guaranteed next business day delivery, the next business day or the day designated for delivery.

                           ii.          Entire Agreement. This Agreement nd the
                                    exhibits and schedules to this Agreement contain every obligation and understanding among the parties relating to the subject matter hereof and merge all prior discussions, negotiations and agreements, if any, among them, and none of the parties shall be bound by any representations, warranties, covenants, or other understandings, other than as expressly provided or referred to herein.

                           iii.         Assignment. This Buyer may assign this
                                    Agreement to another business entity and it is contemplated that the Buyer will assign this Agreement. The Sellers agree that any assignee of the Buyer shall have all rights, obligations and duties of the Buyer under this Agreement. . However, this Agreement may not be assigned by Sellers, without the written consent of each Buyer. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

                           iv.         Waiver and Amendment. Any representation,
                                    warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof may be amended by the parties hereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed on behalf of the appropriate party by a person who has been authorized by such party to execute waivers, extensions or amendments on its behalf. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such Provisions at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by any party hereto to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

                           v.           No Third Party Beneficiary. Except with
                                    respect to the officers, directors,
                                    employees and agents expressly referenced in
                                    Section 6.5 and the Buyer's assignee
                                    described in Section 8.3 hereof, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

                           vi.          Severability. In the event that any one
                                    or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written.

                           vii.         Expenses. Each party agrees to pay,
                                    without right of reimbursement from any
                                    other party, the costs incurred by it
                                    incident to the performance of its
                                    obligations under this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, costs incident to the preparation of this Agreement, and the fees and disbursements of counsel, accountants and consultants employed by such party in connection herewith.

                           viii.        Headings. Article titles and headings to
                                    sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The schedules and exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. The specification of any dollar amount in the representations or warranties contained in this Agreement or the inclusion of any specific item in any schedule hereto is not intended to imply that such amounts, or higher or lower amounts, or the items so included or other items, are or are not material, and neither party shall use the fact of the setting of such amounts or the inclusion of any such item in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in a Schedule is or is not material for purposes of this Agreement.

                           ix.          Counterparts. This Agreement may be
                                    executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Any facsimile copy of a manually executed original shall be deemed a manually executed original.

                           x.           Litigation; Prevailing Party. In the
                                    event of any litigation with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party and the non-prevailing party shall pay upon demand all reasonable attorneys fees and legal expenses for the prevailing party.

                           xi.          Injunctive Relief. It is possible that
                                    remedies at law may be inadequate and,
                                    therefore, the parties hereto shall be
                                    entitled to equitable relief including,
                                    without limitation, injunctive relief,
                                    specific performance or other equitable
                                    remedies in addition to all other remedies provided hereunder or available to the parties hereto at law or in equity.

                           xii.         Governing Law and Venue. This Agreement
                                    has been entered into and shall be construed and enforced in accordance with the laws of the State of Florida without reference to the choice of law principles thereof. This Agreement shall be subject to the exclusive jurisdiction of the courts of the State of Florida located in Broward County, Florida or the United States District Court for the Southern District of Florida. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of Florida by virtue of a failure to perform an act required to be performed in the State of Florida and irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of Florida for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in Broward County, Florida, and further irrevocably waive any claim that any suit, action or proceeding brought in Broward County, Florida, has been brought in an inconvenient forum.

                           xiii.        Risk of Loss. Prior to the Closing, the
                                    risk of loss or damage to, or destruction of any or all of the Company's property and assets, including, without limitation, the Purchased Assets, shall remain with the Company.

                           xiv.         Further Assurances. On the Closing Date,
                                    the company shall (i) deliver to the Sellers such other bills of sale, deeds, endorsements, assignments and other good and sufficient instruments of conveyance and transfer, in form reasonably satisfactory to the Buyer and its counsel, and the Buyer may reasonably request or as may be otherwise reasonably necessary to vest in the Buyer all the right, title and interest of the Company in, to or under any or all of the Assets, and (ii) take all steps as may be reasonably necessary to put the Buyer in actual possession and control of all the Assets. From time to time following the Closing, the Company and the Sellers shall execute and deliver, or cause to be executed and delivered, to the Buyer such other instruments of conveyance and transfer as the Buyer may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, the Buyer and to put the Buyer in possession of, any part of the Assets, and, in the case of licenses, certificates, approvals, authorizations, agreements, contracts, leases, easements and other commitments included in the Assets which cannot be transferred or assigned effectively without the consent of third parties which consent has not been obtained prior to the Closing, to cooperate with the Buyer at its request in endeavoring to obtain such consent promptly.

                           xv.          Remedies Cumulative. No remedy made
                                    available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

                           xvi.         Participation of Parties; Construction.
                                    The parties hereto acknowledge that this Agreement and all matters contemplated herein, have been negotiated among all parties hereto and their respective legal counsel and that all such parties have participated in the drafting and preparation of this Agreement from the commencement of negotiations at all times through the execution hereof. This Agreement shall be construed and interpreted without regard to any presumption or other rule or interpretation against the party who may have had primary responsibility for drafting this Agreement.

         IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

                                     BUYER:

                                     HBOA.COM, INC.

                                     By:/s/ Gerald Hatfield
                                        ----------------------
                                        Gerald Hatfield

                                    Sellers:

                                    /s/ Philip J. Davis
                                    -------------------------------
                                    PHILIP J. DAVIS

                                    /s/ John C. Lee
                                    -------------------------------
                                    JOHN C. LEE